Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 2013, relating to the consolidated financial statements and financial statement schedule of Lazard Ltd, and the effectiveness of Lazard Ltd’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Lazard Ltd for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

New York, New York

February 10, 2014